EXHIBIT 99.1

Preferred Employers Holdings, Inc. Announces Resignation of Mark Olson

MIAMI, Aug. 10 /PRNewswire/ -- Preferred Employers Holdings, Inc. (Nasdaq: PEGI
- news) announced today the resignation of Mark Olson, the company's executive vice president and president and chief executive officer of Preferred Employers Group, Inc.

Mel Harris, Preferred Employers' chairman and CEO, stated, "We are sorry to lose Mr. Olson's services. We wish him well in his future endeavors."

Founded in 1988, Preferred Employers Holdings furnishes temporary professional medical personnel to client hospitals, provides businesses with workers' compensation and other business insurance products as well as risk management and cost containment services and reinsures certain workers' compensation and employers' liability insurance policies. The company's strategy calls for geographical growth and expansion of operations in the employee staffing business through select acquisitions where the company's expertise in workers' compensation, healthcare benefits and database management provide it with a competitive advantage.

For more information contact William Dresback at (800) 433-5755 or Frank Hawkins or Julie Marshall, Hawk Associates, Inc. (305) 852-2383. E-mail:
info@hawkassociates.com.